 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-267225
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 9, 2022)
Up to $50,000,000 of Common Stock
115,705 Shares of Common Stock as Commitment Shares
This prospectus supplement relates to the issuance and sale of up to $50,000,000 of shares (the “Purchase Shares”) of our common stock, par value $0.0001 per share, that we may sell to Lincoln Park Capital Fund, LLC (“Lincoln Park”), from time to time pursuant to a purchase agreement, dated September 24, 2024 (the “Purchase Agreement”), that we have entered into with Lincoln Park, and an additional 115,705 shares of our common stock being issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement.
Lincoln Park is an “underwriter” within the meaning of Section 2(a)(12) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus supplement also covers the resale of these shares by Lincoln Park to the public. See the section entitled “Lincoln Park Transaction” for a description of the Purchase Agreement and additional information regarding Lincoln Park.
The purchase price for the Purchase Shares will be based upon formulas set forth in the Purchase Agreement depending on the type of purchase notice we submit to Lincoln Park from time to time. We will pay the expenses incurred in registering the shares of our common stock, including legal and accounting fees. See the section entitled “Plan of Distribution” for more information.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “HUMA.” On September 23, 2024, the last reported sale price per share of our common stock was $5.23 per share.
We are an “emerging growth company” and a “smaller reporting company” under applicable Securities and Exchange Commission (“SEC”) rules and, as such, have elected to comply with certain reduced public company disclosure requirements in this prospectus supplement and future filings. See the section entitled “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”
Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks and uncertainties described under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement and in our filings with the SEC that are incorporated by reference in this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is September 24, 2024

Prospectus Supplement
Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is composed of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part of this document is the accompanying prospectus, dated September 9, 2022, which is included as part of our shelf registration statement on Form S-3 (File No. 333-267225). That registration statement and the accompanying prospectus provide more general information about securities that we may offer from time to time, some of which may not apply to this offering. It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common stock. See the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” for additional information.
This prospectus supplement describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents previously filed with the SEC that are incorporated by reference herein, the information in this prospectus supplement will supersede such information.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “our company” and “the Company” refer to Humacyte, Inc. and its consolidated subsidiary, Humacyte Global, Inc.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor Lincoln Park have authorized anyone to provide you with information that is different or in addition to that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus prepared by us or on our behalf. Neither we nor Lincoln Park take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective date of each of those documents, or that any information in documents that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of shares of our common stock hereunder. Our business, financial condition, results of operations and prospects may have changed since those dates.
Other than in the United States, no action has been taken by us or Lincoln Park that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. All forward-looking statements, expressed or implied, included herewith are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The inclusion of forward-looking information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Factors that may affect our results are disclosed in “Risk Factors” beginning on page S-8 of this prospectus supplement, and in the documents incorporated by reference herein and in the accompanying prospectus supplement. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed include, but are not limited to, the following:
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the outcome of the United States (“U.S.”) Food and Drug Administration (“FDA”) review of our Biologics License Application (“BLA”) seeing approval of our bioengineered human acellular vessels (Acellular Tissue Engineered Vessel or “ATEV™”, formerly referred to as the “Human Acellular Vessel” or “HAV”) in urgent arterial repair following extremity vascular trauma when synthetic graft is not indicated and autologous vein is not feasible;

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our plans and ability to execute product development, process development and preclinical development efforts successfully and on our anticipated timelines;

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our plans, anticipated timeline and ability to file applications for, and obtain marketing approvals from, the FDA and other regulatory authorities, including the European Medicines Agency, for our ATEV and other product candidates;

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our ability to design, initiate and successfully complete clinical trials and other studies for our product candidates and our plans and expectations regarding our ongoing or planned clinical trials, including for our V007 and V012 Phase 3 clinical trials;

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the outcome of our ongoing discussions with the FDA concerning the design of our clinical trials;

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our anticipated growth rate and market opportunities;

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the potential liquidity and trading of our securities;

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our ability to raise additional capital in the future;

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our ability to use our proprietary scientific technology platform to build a pipeline of additional product candidates;

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the characteristics and performance of our ATEVs;

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our plans and ability to commercialize our ATEVs and other product candidates, if approved by regulatory authorities;

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the degree of market acceptance of ATEVs, if approved by regulatory authorities, and the availability of third-party coverage and reimbursement;

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our ability to manufacture ATEVs and other product candidates in sufficient quantities to satisfy our clinical trial and commercial needs, if approved by regulatory authorities;

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our expectations regarding our strategic partnership with Fresenius Medical Care Holdings, Inc. to sell, market and distribute our 6 millimeter ATEV for certain specified indications and in specified markets, if approved by regulatory authorities;

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the expected size of the target populations for our product candidates;

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the anticipated benefits of our ATEVs relative to existing alternatives;

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our assessment of the competitive landscape;

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the performance of other third parties on which we rely, including our third-party manufacturers, our licensors, our suppliers and the organizations conducting our clinical trials;

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our ability to obtain and maintain intellectual property protection for our product candidates as well as our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of others;

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our ability to maintain the confidentiality of our trade secrets, particularly with respect to our manufacturing process;

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our compliance with applicable laws and regulatory requirements, including FDA regulations, healthcare laws and regulations, and anti-corruption laws;

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our ability to attract, retain and motivate qualified personnel and to manage our growth effectively;

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our estimates regarding how long our existing cash and cash equivalents will be sufficient to fund our anticipated operating expenses, capital expenditures and debt service obligations;

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our future financial performance and capital requirements;

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our ability to implement and maintain effective internal controls;

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the impact of the overall global economy and increasing interest rates and inflation on our business; and

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the anticipated use of proceeds from this offering, if any.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.
These forward-looking statements are only predictions based on our current expectations and projections about future events and are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Moreover, we operate in a competitive industry, and new risks emerge from time to time. It is not possible for the management of Humacyte to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.
The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are made only as of the date of the respective document. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We do not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in expectations, except as required by law.
You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that the actual future results, levels of activity, performance, events and circumstances of Humacyte may be materially different from what is expected.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, which are described under “Incorporation of Certain Documents by Reference.” Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, and in the documents incorporated by reference herein and in the accompanying prospectus, including the financial statements and the accompanying notes contained in such documents.
Company Overview
Humacyte is pioneering the development and manufacture of off-the-shelf, universally implantable, bioengineered human tissues, advanced tissue constructs and organ systems with the goal of improving the lives of patients and transforming the practice of medicine. We believe our regenerative medicine technology has the potential to overcome limitations in existing standards of care and address the lack of significant innovation in products that support tissue repair, reconstruction and replacement. We are leveraging our novel, scalable technology platform to develop proprietary, bioengineered, acellular human tissues for use in the treatment of diseases and conditions across a range of anatomic locations in multiple therapeutic areas.
Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation by Reference.”
Corporate Information
Our common stock is traded on Nasdaq under the symbol “HUMA.” The mailing address of our principal executive office is 2525 East North Carolina Highway 54, Durham, North Carolina 27713, and our telephone number is (919) 313-9633. Our website address is http://www.humacyte.com. The information contained in, or that can be accessed through, our website is not part of this prospectus. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC.
Purchase Rights
On May 12, 2023, we and Humacyte Global, Inc. entered into a Revenue Interest Purchase Agreement (the “Revenue Interest Purchase Agreement”) with two purchasers, both affiliates of Oberland Capital Management LLC (the “Purchasers”), and another affiliate of Oberland Capital Management LLC, as agent for the Purchasers (the “Agent”). Concurrently with our entry into the Revenue Interest Purchase Agreement, we entered into an Option Agreement, dated as of May 12, 2023 (the “Option Agreement”), with the Purchasers, pursuant to which we are required to offer to the Purchasers the right to purchase our equity securities in connection with a sale or issuance of any equity securities to a third party for cash at a price per share that is, or could be, lower than $7.50, subject to certain exceptions. The Purchasers have the right to purchase our equity securities on the same terms and timeline as the third party investors, in an aggregate amount up to $10 million, less the aggregate Exercise Amounts (as defined in the Option Agreement) of all shares purchased under the Option Agreement and the aggregate amount purchased in connection with any other of our offerings pursuant to this right. We must provide the Purchasers at least as much advance notice of any such opportunity to purchase our equity securities as we do to any potential third-party investor.
This prospectus supplement does not constitute an offer to purchase any of the equity securities that we may offer to the Purchasers pursuant to the Option Agreement, as any such offer will be made only to the Purchasers, and upon the terms and conditions set forth in the Option Agreement.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company
As a company with less than $1.235 billion of revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We may remain an emerging growth company until December 31, 2025 or until such earlier time as we have $1.235 billion or more in annual gross revenue, the market value of our stock held by non-affiliates is $700 million or more as of the last business day of our most recently completed second fiscal quarter or we issue more than $1 billion of non-convertible debt over a three-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not emerging growth companies.
We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million measured on the last business day of our most recently completed second fiscal quarter, and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING
Issuer	Humacyte, Inc.
Common stock to be offered by us
115,705 shares of our common stock are being issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement (the “Commitment Shares”). We will not receive any cash proceeds from the issuance of these Commitment Shares.
Up to $50,000,000 of shares of our common stock we may issue and sell to Lincoln Park from time to time over a 24-month period, at our sole discretion, in accordance with the Purchase Agreement (the “Purchase Shares”).

Common stock to be outstanding after this offering	129,023,622 shares, which includes the 115,705 Commitment Shares and assumes the sale of 9,560,229 shares to Lincoln Park at a price of $5.23 per share, which was the closing price of our common stock on Nasdaq on September 23, 2024. The actual number of shares issued with vary depending on the sales prices under this offering, but will not be greater than 23,905,446 shares (including the Commitment Shares), representing 19.99% of the shares of our common stock outstanding on the date of the Purchase Agreement (the “Exchange Cap”), unless, in accordance with the rules of The Nasdaq Stock Market LLC, we obtain stockholder approval of the issuance of shares of our common stock under the Purchase Agreement in excess of the Exchange Cap, or the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement, including the issuance of the Commitment Shares, is equal to or greater than the $5.29 Minimum Price (as defined in the Purchase Agreement).
Use of Proceeds	We may receive up to $50,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement. We intend to use the net proceeds from this offering, if any, to fund the development of the product candidates in our pipeline, the planned commercial launch of the ATEV in the vascular trauma indication, if approved, and for working capital and general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.
Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.
Nasdaq Global Select Market symbol	HUMA

The number of shares of common stock that will be outstanding after this offering is based on 119,347,688 shares of common stock outstanding as of June 30, 2024, and excludes the following:
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1,652 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2024 at a weighted-average exercise price of $4.01 per share under our 2005 Stock Option Plan, of which all options were vested as of June 30, 2024;

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3,867,045 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2024, at a weighted-average exercise price of $7.98 per share under our 2015 Omnibus Incentive Plan, of which 3,229,770 options were vested as of June 30, 2024;

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8,652,958 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2024, at a weighted-average exercise price of $3.50 per share under our 2021 Long-Term Incentive Plan, of which 1,186,675 options were vested as of June 30, 2024;

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5,588,506 shares of common stock issuable upon the exercise of outstanding warrants outstanding as of June 30, 2024, at a weighted average exercise price of $11.41 per share;

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5,809,549 shares of our common stock reserved for future issuance as of June 30, 2024, under our 2021 Long-Term Incentive Plan;

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1,030,033 shares of our common stock available for future issuance as of June 30, 2024, under our 2021 Employee Stock Purchase Plan;

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1,333,334 shares of our common stock issuable upon the exercise of the option outstanding as of June 30, 2024, at an assumed exercise price of $7.50 per share under the Option Agreement, dated as of May 12, 2023, by and among the Company, TPC Investments III LP, and TPC Investments Solutions LP. The exercise price per share under the Option Agreement will be the greater of $7.50 or the 15 day volume-weighted average price as of the exercise date; and

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15,000,000 shares of our common stock issuable as contingent consideration upon the occurrence of certain triggering events in connection with our August 2021 merger with Alpha Healthcare Acquisition Corp.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of the outstanding stock options or warrants described above after June 30, 2024.
In addition, the number of shares of our common stock to be outstanding immediately after this offering as shown above does not include the up to $80 million of shares issuable as of June 30, 2024 pursuant to our Open Market Sales Agreement with Jefferies LLC (the “Sales Agreement”). As of June 30, 2024, no shares of common stock have been sold pursuant to the Sales Agreement.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks described below and those discussed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference herein and therein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment in our common stock.
Risks Related to This Offering
Management will have broad discretion over the use of the proceeds from this offering, and may not use the proceeds effectively.
Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value. Pending use, we may invest any net proceeds from this offering in a manner that does not produce income or loses value. Please see the section entitled “Use of Proceeds” on page S-11 of this prospectus supplement for further information.
The sale or issuance of our common stock to Lincoln Park will cause dilution, and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.
On September 24, 2024, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $50,000,000 of our common stock. In connection with the execution of the Purchase Agreement, we are issuing to Lincoln Park the 115,705 Commitment Shares. The remaining shares of our common stock that may be issued under the Purchase Agreement may be sold to Lincoln Park at our discretion from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.
We generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park, subject to certain limits on the number of shares that can be sold on a given date. Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.
You may suffer immediate dilution of your investment in our common stock to the extent the price per share you paid for shares of our common stock is higher than the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value (deficit) as of June 30, 2024, was $(28.3) million, or $(0.24) per share. Net tangible book value (deficit) is total tangible assets less our total liabilities divided by the number of shares of common stock outstanding as of June 30, 2024. On September 23, 2024, the last reported sale price of our common stock was $5.23 per share. The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering, in which case investors will incur immediate and substantial dilution. Our existing stockholders will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

We may not be able to access sufficient funds under the Purchase Agreement when needed.
Our ability to sell shares to Lincoln Park and obtain funds under the Purchase Agreement is limited by the terms and conditions in the Purchase Agreement, including restrictions on the amounts we may sell to Lincoln Park at any one time and a limitation on our ability to sell shares to Lincoln Park to the extent that it would cause Lincoln Park to beneficially own more than 4.99% (or, at Lincoln Park’s election, 9.99%) of our outstanding shares of common stock. Additionally, under the Purchase Agreement, we will only be able to sell or issue to Lincoln Park a maximum aggregate number of shares equal to the Exchange Cap of 19.99% of the shares of common stock outstanding on the date of the Purchase Agreement, unless we obtain shareholder approval to issue shares in excess of the Exchange Cap, or unless the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement, including the issuance of the Commitment Shares, is equal to or greater than the Minimum Price of $5.29 per share, such that the Exchange Cap would not apply to issuances and sales of common stock to Lincoln Park under the Purchase Agreement. Therefore, we may not in the future have access to the full amount otherwise available to us under the Purchase Agreement. In addition, any amounts we sell under the Purchase Agreement may not satisfy all of our funding needs, even if we are able and choose to sell and issue all of our common stock otherwise issuable pursuant to the Purchase Agreement.
We will require additional funding to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.
We may direct Lincoln Park to purchase up to $50,000,000 worth of shares of our common stock under our agreement over a 24-month period, generally in a “regular purchase,” in amounts up to 100,000 shares of our common stock, subject to a maximum limit of $1,500,000 per purchase, on any single business day provided that the last closing sale price per share of our common stock is not less than $1.00 as reported by Nasdaq (such share amount being subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement).
The extent to which we rely on Lincoln Park as a source of funding will depend on a number of factors including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all of the $50,000,000 of our common stock to Lincoln Park under the Purchase Agreement, we will still need additional capital to finance our future clinical development plans and working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and could negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted. Should the financing we require to sustain our clinical development and working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.
The actual number of shares of common stock we issued under the Purchase Agreement, at any one time or in total, is uncertain.
Subject to the terms of the Purchase Agreement, the per share price of shares of common stock that are sold to Lincoln Park will fluctuate based on the market price of our common stock and certain limits set forth in the Purchase Agreement. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock, it is not possible to predict the number of shares of common stock that will be ultimately issued.

You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by Lincoln Park or other investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS
We may receive up to $50,000,000 in aggregate gross proceeds from any sales we make to Lincoln Park pursuant to the Purchase Agreement from and after the date of this prospectus supplement. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our offering proceeds will be less. Because we are not obligated to sell any additional shares of our common stock under the Purchase Agreement, the actual total offering amount and proceeds to us, if any, are not determinable at this time. See “Plan of Distribution” elsewhere in this prospectus supplement for more information.
We intend to use the net proceeds from this offering, if any, to fund the development of the product candidates in our pipeline, the planned commercial launch of the ATEV in the vascular trauma indication, if approved, and for working capital and general corporate purposes. Pending these uses, we may invest the net proceeds in short-term U.S. treasury money market mutual funds.
The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DILUTION
If you invest in our common stock in this offering, your ownership interest may be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.
As of June 30, 2024, our historical net tangible book value (deficit) was $(28.3) million, or $(0.24) per share of common stock. Historical net tangible book value (deficit) per share represents our historical net tangible book value (deficit) divided by the 119,347,688 shares of our common stock outstanding as of June 30, 2024.
After giving effect to the assumed sale of our common stock in the aggregate amount of $50,000,000 at an assumed sale price of $5.23 per share, which was the last reported sale price of our common stock on Nasdaq on September 23, 2024, and the issuance of the 115,705 Commitment Shares, our as adjusted net tangible book value as of June 30, 2024 would have been $21.7 million, or $0.17 per share. This represents and immediate increase in net tangible book value per share of $0.41 to our existing stockholders and immediate dilution in net tangible book value of $5.06 per share to Lincoln Park. The following table illustrates this dilution on a per share basis:
Assumed offering price per share		$5.23
Net tangible book value per share as of June 30, 2024	$(0.24)
Increase in net tangible book value per share attributable to investors purchasing shares in this offering	$0.41
As adjusted net tangible book value per share as of June 30, 2024, after giving effect to this offering		$0.17
Dilution per share to new investors in this offering		$5.06
The foregoing table and calculations are based on 119,347,688 shares of our common stock outstanding as of June 30, 2024, and exclude:
•
1,652 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2024 at a weighted-average exercise price of $4.01 per share under our 2005 Stock Option Plan, of which all options were vested as of June 30, 2024;

•
3,867,045 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2024, at a weighted-average exercise price of $7.98 per share under our 2015 Omnibus Incentive Plan, of which 3,229,770 options were vested as of June 30, 2024;

•
8,652,958 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2024, at a weighted-average exercise price of $3.50 per share under our 2021 Long-Term Incentive Plan, of which 1,186,675 options were vested as of June 30, 2024;

•
5,588,506 shares of common stock issuable upon the exercise of outstanding warrants outstanding as of June 30, 2024, at a weighted average exercise price of $11.41 per share;

•
5,809,549 shares of our common stock reserved for future issuance as of June 30, 2024, under our 2021 Long-Term Incentive Plan;

•
1,030,033 shares of our common stock available for future issuance as of June 30, 2024, under our 2021 Employee Stock Purchase Plan; and

•
1,333,334 shares of our common stock issuable upon the exercise of the option outstanding as of June 30, 2024, at an assumed exercise price of $7.50 per share under the Option Agreement, dated as of May 12, 2023, by and among the Company, TPC Investments III LP, and TPC Investments Solutions LP. The exercise price per share under the Option Agreement will be the greater of $7.50 or the 15 day volume-weighted average price as of the exercise date; and

•
15,000,000 shares of our common stock issuable as contingent consideration upon the occurrence of certain triggering events in connection with our August 2021 merger with Alpha Healthcare Acquisition Corp.

To the extent that outstanding options or warrants are exercised, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities, the issuance of these securities could result in further dilution to our stockholders.

LINCOLN PARK TRANSACTION
General
On September 24, 2024, we entered into the Purchase Agreement with Lincoln Park. In connection with the Purchase Agreement, on September 24, 2024, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park, pursuant to which we agreed to take specified actions to maintain the registration of the shares of our common stock subject to the offering described in this prospectus supplement and accompanying prospectus. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $50,000,000 of our common stock (subject to certain limitations) from time to time during the term of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement and Registration Rights Agreement, we have filed with the SEC this prospectus supplement regarding the offer and sale under the Securities Act of the shares of common stock that we may issue and sell to Lincoln Park under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, we are issuing the 115,705 Commitment Shares to Lincoln Park.
In addition to our issuance of 115,705 Commitment Shares to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase up to an additional $50,000,000 of shares of our common stock at a purchase price per share based on the market price of our common stock at the time of sale as calculated under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.
Under applicable Nasdaq rules, in no event may we issue or sell to Lincoln Park under the Purchase Agreement shares of our common stock in excess of 23,905,446 shares (including the 115,705 Commitment Shares) of common stock (which is equal to 19.99% of the shares of our common stock outstanding as of the date of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of our common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement, including the issuance of the Commitment Shares, equals or exceeds $5.29 per share (which represents the lower of (A) the official closing price of our common stock on Nasdaq immediately preceding the signing of the Purchase Agreement and (B) the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, adjusted such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules). In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of Nasdaq.
The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would result in Lincoln Park beneficially owning more than 4.99% of our outstanding shares of common stock. The foregoing beneficial ownership limitation may be increased upon written notice to us from Lincoln Park, but in no event will such beneficial ownership limitation exceed 9.99% of our outstanding shares of common stock.
Purchase of Shares under the Purchase Agreement
Regular Purchases
Under the Purchase Agreement, provided that the closing sale price of our common stock is not below $1.00 per share (subject to adjustment as described below, the “Floor Price”) on any business day after September 24, 2024 selected by us over the 24-month term following the commencement date under the Purchase Agreement (each such date, a “Purchase Date”), we may direct Lincoln Park to purchase up to 100,000 shares of our common stock on such Purchase Date (a “Regular Purchase”); provided, that Lincoln Park’s maximum purchase obligation under any single Regular Purchase will not exceed $1,500,000 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). In any case, the maximum amount of any single Regular Purchase may be increased upon the mutual agreement of the parties. We may direct Lincoln Park to purchase shares in Regular Purchases as often as every business day, provided that all Purchase Shares subject to all prior Regular Purchases have been delivered to Lincoln Park in accordance with the Purchase Agreement. The foregoing share amount will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of this prospectus supplement, and effective upon the consummation of any such transaction, the Floor Price shall be the lower of (i) the adjusted price and (ii) $1.00.
The purchase price per share for each such Regular Purchase will be equal to 97% of the lesser of:
•
the lowest sale price on the purchase date for such Regular Purchase; and

•
the average of the three lowest closing sale prices of our common stock on Nasdaq during the 10 consecutive business day period ending on the business day immediately preceding the purchase date.

Accelerated Purchases
We also have the right to direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice for the maximum amount we are then permitted to sell to Lincoln Park in such Regular Purchase, to purchase an additional amount of our common stock (an “Accelerated Purchase”) of up to the lesser of:
•
300% of the number of shares to be purchased pursuant to such Regular Purchase; and

•
30% of the aggregate shares of our common stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date we refer to as the “Accelerated Purchase Measurement Period.”

The parties may mutually agree to increase the number of shares to be purchased by Lincoln Park pursuant to any Accelerated Purchase.
The purchase price per share for each such Accelerated Purchase will be equal to 97% of the lesser of:
•
the volume-weighted average price of our common stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the date of the applicable Accelerated Purchase; and

•
the closing sale price of our common stock on Nasdaq on the date of the applicable Accelerated Purchase.

Additional Accelerated Purchases
We also have the right to direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the Purchase Shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement to purchase an additional amount of our common stock (an “Additional Accelerated Purchase”) of up to the lesser of:
•
300% of the number of shares purchased pursuant to the applicable corresponding Regular Purchase; and

•
30% of the aggregate shares of our common stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Additional Accelerated Purchase date, the portion of the normal trading hours on the applicable Additional Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Additional Accelerated Purchase date we refer to as the Additional Accelerated Purchase Measurement Period.

The parties may mutually agree to increase the number of shares to be purchased by Lincoln Park pursuant to any Additional Accelerated Purchase.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park on a single Accelerated Purchase date, provided that delivery of Purchase Shares has been completed in full with respect to any prior Regular Purchases and Accelerated Purchases.
The purchase price per share for each such Additional Accelerated Purchase will be equal to 97% of the lesser of:
•
the volume-weighted average price of our common stock on Nasdaq during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

•
the closing sale price of our common stock on Nasdaq on the applicable Additional Accelerated Purchase date.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price. Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.
Suspension Events
Suspension events under the Purchase Agreement include the following:
•
the effectiveness of the registration statement of which this prospectus supplement and accompanying prospectus form a part lapses for any reason (including, without limitation, the issuance of a stop order by the SEC), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•
suspension by the principal market of our common stock from trading for a period of one business day;

•
the de-listing of our common stock from the Nasdaq Global Select Market unless our common stock is immediately thereafter trading on the Nasdaq Capital Market, the Nasdaq Global Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, the OTC Bulletin Board or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

•
the failure for any reason by our transfer agent to issue Purchase Shares to Lincoln Park within two business days after any Purchase Date, Accelerated Purchase date or Additional Accelerated Purchase date, as applicable, on which Lincoln Park is entitled to receive such Purchase Shares;

•
any breach of the representations, warranties, covenants or other terms or conditions contained in the Purchase Agreement or Registration Rights Agreement that has or could have a Material Adverse Effect (as defined in the Purchase Agreement) and, in the case of a breach of a covenant that is reasonably curable, that is not cured within a period of at least five business days;

•
our common stock ceases to be DTC authorized and ceases to participate in the DWAC/FAST systems or if we fail to maintain the service of our transfer agent (or a successor transfer agent) with respect to the issuance of Purchase Shares under the Purchase Agreement;

•
if at any time the Exchange Cap (to the extent applicable under the terms of the Purchase Agreement) is reached and our stockholders have not approved the issuance of common stock in excess of the Exchange Cap in accordance with the applicable Nasdaq rules; or

•
any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the suspension events set forth above; however, the Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us. During a suspension event, all of which are outside of Lincoln Park’s control, we are not permitted to direct Lincoln Park to purchase any shares of our common stock under the Purchase Agreement.
Our Termination Rights
We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give one business day notice to Lincoln Park to terminate the Purchase Agreement.
No Short-Selling or Hedging by Lincoln Park
Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.
Prohibitions on other Equity Lines of Credit
Subject to specified exceptions included in the Purchase Agreement, until the earlier of (i) the expiration of the 24-month term of the Purchase Agreement and (ii) the one-year anniversary of the termination of the Purchase Agreement prior to such expiration in accordance with the Purchase Agreement, we are limited in our ability to enter into any “equity line of credit” or other similar continuous offering in which we may offer, issue or sell common stock or securities convertible into or exercisable for common stock at a future determined price, other than an “at-the-market offering” exclusively through a registered broker-dealer acting as our agent.
Effect of Performance of the Purchase Agreement on our Stockholders
All shares registered in this offering that have been or may be issued or sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold over a period of up to 24 months commencing after the satisfaction of certain conditions set forth in the Purchase Agreement. The sale by Lincoln Park of a significant number of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us, in our sole discretion. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.
Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $50,000,000 of our common stock, exclusive of the Commitment Shares being issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap or the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement, including the issuance of the Commitment Shares, equals or exceeds $5.29 per share, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would exceed than 4.99% of our outstanding shares of common stock. The foregoing beneficial ownership limitation may be increased upon written notice to us from Lincoln Park, but in no event will such beneficial ownership limitation exceed 9.99% of our outstanding shares of common stock.
Amount of Potential Proceeds to be Received under the Purchase Agreement
The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:
Assumed Average Purchase Price	Number of Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(2)	Gross Proceeds to Us from the Sale of Shares to Lincoln Park under the Purchase Agreement
$4.00	12,500,000	9.5%	$50,000,000.00
$4.50	11,111,111	8.6%	$49,999,999.50
$5.00	10,000,000	7.8%	$50,000,000.00
$5.23	9,560,229	7.5%	$49,999,997.67
$5.50	9,090,909	7.2%	$49,999,999.50
$6.00	8,333,333	6.6%	$49,999,998.00
$6.50	7,692,307	6.1%	$49,999,995.50
$7.00	7,142,857	5.7%	$49,999,999.00

(1)
Includes the total number of Purchase Shares which we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $50,000,000, if available, while giving effect to the Exchange Cap and without regard for the limitation of 19.99% of our outstanding shares of common stock that Lincoln Park may beneficially own under the Purchase Agreement, and excludes the Commitment Shares.

(2)
The denominator is based on 119,527,235 shares outstanding as of September 24, 2024. The numerator is based on the number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column, and includes the Commitment Shares.

(3)
The closing sale price of our common stock on Nasdaq on September 23, 2024.

Information with Respect to Lincoln Park
Immediately prior to the date of the Purchase Agreement, Lincoln Park Capital Fund, LLC, did not beneficially own any shares of our common stock. Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, the manager of Lincoln Park Capital Fund, LLC, are deemed to be beneficial owners of all of the Common Stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus supplement filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

PLAN OF DISTRIBUTION
Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $50,000,000 of shares of common stock that we may issue and sell to Lincoln Park from time to time pursuant to the Purchase Agreement and 115,705 shares of our common stock being issued to Lincoln Park as Commitment Shares under the Purchase Agreement.
In consideration for entering into the Purchase Agreement, we are issuing to Lincoln Park the 115,705 Commitment Shares. It is anticipated that shares offered to Lincoln Park in this offering will be sold over a period of up to 24 months commencing after the satisfaction of certain conditions set forth in the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.
We may, from time to time after the date of this prospectus supplement and at our sole discretion, provided that the closing sale price of our common stock is not below the Floor Price, direct Lincoln Park to purchase shares of our common stock in a Regular Purchase in amounts up to 100,000 shares on any single business day during the term of the Purchase Agreement, subject to increases as set forth in the Purchase Agreement, which share amounts and related market prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of this prospectus supplement, as set forth in the Purchase Agreement. In addition, upon notice to Lincoln Park, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase additional shares of our common stock in Accelerated Purchases and Additional Accelerated Purchase as set forth in the Purchase Agreement. The purchase price per share in a Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase will be based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. See “Lincoln Park Transaction — Purchases of Shares under the Purchase Agreement.”
Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered. We have agreed to reimburse Lincoln Park for certain of its expenses in connection with the offering.
Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.
We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Lincoln Park, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus supplement.
This offering will terminate on the date that all shares offered by this prospectus supplement have been sold to Lincoln Park, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date.
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Our common stock is listed on Nasdaq under the symbol “HUMA.”

LEGAL MATTERS
The validity of the securities by this prospectus will be passed upon for us by Covington & Burling LLP, Washington, D.C.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a website at www.humacyte.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus much of the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus supplement and the accompanying prospectus or information incorporated by reference herein and therein, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below (File No. 001-39532 unless otherwise stated), which are considered to be a part of this prospectus:
•
our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2024, incorporated by reference therein);

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 13, 2024, and the quarter ended June 30, 2024, filed with the SEC on August 13, 2024;

•
Our Current Reports on Form 8-K filed with the SEC on February 9, 2024, February 29, 2024, March 4, 2024, June 13, 2024, July 31, 2024 and August 13, 2024; and

•
the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.
Any documents incorporated by reference into this prospectus are available without charge to you, upon written request by contacting our Investor Relations department at Investor Relations, Humacyte, Inc., 2525 East North Carolina Highway 54, Durham, North Carolina 27713.

PROSPECTUS
$300,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Subscription Rights
Units
From time to time, we may offer and sell up to $300,000,000 in the aggregate of the securities identified above, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.
This prospectus describes the general terms of these securities and the general manner in which they may be offered. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the specific manner in which they may be offered. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “HUMA.” On August 31, 2022, the last reported sales price of our common stock was $3.65 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Select Market or other securities exchange of the securities covered by the prospectus supplement.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. See “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks and uncertainties described under the caption “Risk Factors” beginning on page 8 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 9, 2022.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”), using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may offer and sell from time to time, separately or together, any combination of our common stock, preferred stock, warrants, subscription rights, and units in one or more offerings at an aggregate offering price of up to $300,000,000. The preferred stock, debt securities, warrants, subscription rights and units may be convertible into, or exercisable or exchangeable for, our common or preferred stock or other securities issued by us.
This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “our company” and “the Company” refer to Humacyte, Inc. (formerly known as Alpha Healthcare Acquisition Corp.) and its consolidated subsidiary, Humacyte Global, Inc.
This prospectus describes the terms of this offering also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus) the statement in the document having the later date modifies or supersedes the earlier statement. The information contained in this prospectus or any free writing prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our shares of common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov. Copies of information filed by us with the SEC are also available on our website at www.humacyte.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.
We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement or free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. You should not assume that the information in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have prepared is accurate as of any date other than the date of those documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons who obtain this prospectus and any applicable prospectus supplement should inform themselves about, and observe, any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. All forward-looking statements, expressed or implied, included herewith are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The inclusion of forward-looking information in this prospectus and the documents incorporated by reference herein should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Factors that may affect our results are disclosed in “Risk Factors” beginning on page 5 of this prospectus, and in the documents incorporated by reference into this prospectus and included or incorporated by reference in this prospectus. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed include, but are not limited to, the following:
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our plans and ability to execute product development, process development and preclinical development efforts successfully and on our anticipated timelines;

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our plans and ability to obtain marketing approval from the U.S. Food and Drug Administration (“FDA”) and other regulatory authorities, including the European Medicines Agency, for our bioengineered human acellular vessels (“HAVs”) and other product candidates;

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our ability to design, initiate and successfully complete clinical trials and other studies for our product candidates and our plans and expectations regarding our ongoing or planned clinical trials, including for our ongoing V005 Phase II/III clinical trial and V007 Phase III clinical trial;

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the outcome of our ongoing discussions with the FDA concerning the design of our ongoing V005 Phase II/III clinical trial, including determination of trial size;

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our anticipated growth rate and market opportunities;

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the potential liquidity and trading of our securities;

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our ability to raise additional capital in the future;

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our ability to use our proprietary scientific technology platform to build a pipeline of additional product candidates;

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the characteristics and performance of our bioengineered human, acellular vessels (“HAVs”);

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our plans and ability to commercialize our HAVs and other product candidates, if approved by regulatory authorities;

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the expected size of the target populations for our product candidates;

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the anticipated benefits of our HAVs relative to existing alternatives;

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our assessment of the competitive landscape;

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the degree of market acceptance of HAVs, if approved, and the availability of third-party coverage and reimbursement;

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our ability to manufacture HAVs and other product candidates in sufficient quantities to satisfy our clinical trial and commercial needs;

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our expectations regarding our strategic partnership with Fresenius Medical Care Holdings, Inc. to sell, market and distribute our 6 millimeter HAV for certain specified indications and in specified markets;

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the performance of other third parties on which we rely, including our third-party manufacturers, our licensors, our suppliers and the organizations conducting our clinical trials;

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our ability to obtain and maintain intellectual property protection for our product candidates as well as our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of others;

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our ability to maintain the confidentiality of our trade secrets, particularly with respect to our manufacturing process;

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our compliance with applicable laws and regulatory requirements, including FDA regulations, healthcare laws and regulations, and anti-corruption laws;

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our ability to attract, retain and motivate qualified personnel and to manage our growth effectively;

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our future financial performance and capital requirements;

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our ability to implement and maintain effective internal controls; and

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the impact of the COVID-19 pandemic on our business, including our manufacturing efforts, and our preclinical studies and clinical trials.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.
These forward-looking statements are only predictions based on our current expectations and projections about future events and are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a competitive industry, and new risks emerge from time to time. It is not possible for the management of Humacyte to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus.
The forward-looking statements included in this prospectus are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We do not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in expectations, except as required by law.
You should read this prospectus, the documents that have been filed as exhibits to the registration statement of which this prospectus forms a part, and any accompanying prospectus supplement with the understanding that the actual future results, levels of activity, performance, events and circumstances of Humacyte may be materially different from what is expected.

MARKET, INDUSTRY AND OTHER DATA
Certain information contained in this prospectus, and any applicable prospectus supplement, and the information incorporated by reference herein and therein, relates to or is based on studies, publications, surveys and other data obtained from third-party sources and Humacyte’s own internal estimates and research. While our management is responsible for the accuracy of such statement and we believe these third-party sources to be reliable as of the date of this prospectus, we have not independently verified the market and industry data contained in this prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and our securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.humacyte.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Humacyte’s website and the information contained on, or that can be accessed through, such website are not deemed to be incorporated by reference in, and are not considered part of, this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below (File No. 001-39532 unless otherwise stated), which are considered to be a part of this prospectus:
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our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 29, 2022 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022, incorporated by reference therein);

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our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed May 13, 2022 and for the quarter ended June 30, 2022, filed August 12, 2022;

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Our Current Report on Form 8-K (other than any items, exhibits or portions thereof furnished to, rather than field with, the SEC) filed with the SEC on June 13, 2022; and

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the description of our common stock contained in Exhibit 4.6 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 29, 2022.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.
Any documents incorporated by reference into this prospectus are available without charge to you, upon written request by contacting our Investor Relations department at Investor Relations, Humacyte, Inc., 2525 East North Carolina Highway 54, Durham, North Carolina 27713.

THE COMPANY
Humacyte is pioneering the development and manufacture of off-the-shelf, universally implantable, bioengineered human tissues with the goal of improving the lives of patients and transforming the practice of medicine. We believe our technology has the potential to overcome limitations in existing standards of care and address the lack of significant innovation in products that support tissue repair, reconstruction and replacement. We are leveraging our novel, scalable technology platform to develop proprietary, bioengineered, acellular human tissues for use in the treatment of diseases and conditions across a range of anatomic locations in multiple therapeutic areas. Our lead product candidate is being developed to address critical gaps in existing treatment options for acute vascular injuries in the extremities due to trauma in patient populations that cannot be adequately treated with either autologous vein or synthetic graft.
On August 26, 2021 (the “Closing Date”), Humacyte, Inc. (“Legacy Humacyte”) and Alpha Healthcare Acquisition Corp. (“AHAC”) consummated a business combination pursuant to that certain Business Combination Agreement, dated as of February 17, 2021 (the “Business Combination Agreement”), by and among Legacy Humacyte, AHAC and Hunter Merger Sub (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of AHAC. As contemplated by the Business Combination Agreement, Merger Sub merged with and into Legacy Humacyte, with Legacy Humacyte continuing as the surviving corporation and as a wholly owned subsidiary of AHAC (the “Business Combination”). On the Closing Date, AHAC changed its name to Humacyte, Inc. and Legacy Humacyte changed its name to Humacyte Global, Inc. AHAC was incorporated in Delaware on July 1, 2020.
Our common stock is traded on Nasdaq under the symbol “HUMA.” The mailing address of our principal executive office is 2525 East North Carolina Highway 54, Durham, North Carolina 27713, and our telephone number is (919) 313-9633. Our website address is http://www.humacyte.com. The information contained in, or that can be accessed through, our website is not part of this prospectus. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC.
Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where you Can Find More Information” and “Incorporation by Reference.”

RISK FACTORS
Investing in securities issued by us involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should consider carefully the risks described under the heading “Risk Factors” in the applicable prospectus supplement and in any of our filings with the SEC that are incorporated by reference therein.
USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes, including expenses related to funding research and development expenses for our clinical trials and pre-clinical studies, manufacturing and other costs associated with advancing our product candidates. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement. Pending these uses, we intend to invest the net proceeds in short-term U.S. treasury money market mutual funds.

DESCRIPTION OF COMMON STOCK
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock as set forth in the applicable prospectus supplement. The following section describes the material features and rights of our common stock, $0.0001 par value per share, and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our second amended and restated certificate of incorporation (the “Charter”) and our By Laws (the “Bylaws”) and applicable provisions of the Delaware General Corporation Law (“DGCL”). Each of our Charter and Bylaws is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
General
As of the date of this prospectus, our authorized capital stock consists of 270,000,000 shares, comprised of 250,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share. As of August 22, 2022, there were 103,006,803 shares of our common stock outstanding and no shares of preferred stock outstanding. Our common stock is traded on Nasdaq under the symbol “HUMA.”
Common Stock
The Charter provides the following with respect to the rights, powers, preferences and privileges of our common stock.
Voting Rights
Holders of record of our common stock are entitled to one vote for each share held on all matters to be voted upon by stockholders. Unless specified in our Charter or Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders.
Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected each year. There is no cumulative voting with respect to the election of directors.
Dividend Rights
Subject to applicable law and the rights, if any, of the holders of any series of our preferred stock then-outstanding, the holders of our common stock are entitled to receive ratable dividends when, as and if declared by our board of directors out of funds legally available therefor and will share equally on a per share basis in such dividends and distributions.
Rights Upon Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of Humacyte, the holders of shares of common stock are entitled to receive all remaining assets of Humacyte available for distribution to its stockholders, ratably in proportion to the number of shares held by them, subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock.
Other Rights
Our stockholders have no conversion, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK
Pursuant to the Charter, our board of directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of up to 20,000,000 shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights of the shares of each series and any qualifications, limitations or restrictions thereof.
We will fix the voting rights, designations, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to such series. We will file an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:
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the title and stated value;

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the number of shares offered;

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the liquidation preference per share;

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the purchase price per share;

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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation for dividends;

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whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of such deferral period;

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the procedures for auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provision for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred stock on any securities exchange or market;

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the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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voting rights, if any, of the preferred stock;

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preemptive rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion go any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

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any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests. The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.
The laws of the State of Delaware provide that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes to the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.
Certain Anti-Takeover Provisions of Delaware Law and our Charter and Bylaws
Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances and for three years following the date that the stockholder became an interested stockholder, as defined below, from engaging in a “business combination” with:
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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
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our board of directors approves the transaction that made the stockholder an interested stockholder, prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the transaction is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Classified Board of Directors
Our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our Charter provides that the authorized number of directors may be changed only by resolution of the board of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of 66 2/3% of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.
Authorized but Unissued Shares
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Stockholder Action and Special Meetings
Our Charter provides that any action required or permitted to be taken by the stockholders of the Company must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders. Our Charter further provides that meetings of stockholders of the Company may be called only by the Chairman of the board of directors, the Chief Executive Officer of the Company, or the board of directors pursuant to a resolution adopted by a majority of thereof, and that the ability of the stockholders of the Company to call a special meeting is specifically denied.
Exclusive Forum Selection
Our Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty, arising pursuant to any provision of the DGCL, Charter or Bylaws, or governed by the internal affairs doctrine, may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (i) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (ii) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (iii) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Charter.
This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. We cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.
Our Charter provides that the exclusive forum provision is applicable to the fullest extent permitted by applicable law. Notwithstanding the foregoing, the choice of forum provision will not apply to claims brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

DESCRIPTION OF DEBT SECURITIES
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidences of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture between us and a trustee to be specified in an accompanying prospectus supplement. Subordinated debt securities will be issued under a subordinated indenture between us and a trustee to be specified in an accompanying prospectus supplement. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities that we may offer from time to time.
The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. Therefore, you should carefully consider the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. In this description of the debt securities, the words “Humacyte,” “we,” “us” or “our” refer only to Humacyte, Inc. and not to our subsidiary, unless we otherwise expressly state or the context otherwise requires.
General
Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.
We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.
The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, including:
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the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

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the offering price;

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the person who will be entitled to receive interest, if other than the record holder on the record date;

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the maturity date or dates;

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the interest rate or rates, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates;

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the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

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the place or places where payments of principal and interest may be made;

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any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

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if issued other than in denominations of $1,000 or any multiple of $1,000, the denominations in which the debt securities shall be issuable;

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if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

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if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or a holder may elect payment to be made in a different currency and the designation of the original currency determination agent;

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the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

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if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

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if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•
any conversion or exchange provisions;

•
whether the debt securities will be issuable in the form of a global security;

•
any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated Debt Securities”;

•
any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•
any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•
any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•
any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•
any other specific terms of such debt securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.
Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.
Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any partial redemption of debt securities of any series, we will not be required to:
•
issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Under any indenture, we will initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Conversion or Exchange
If any debt securities being offered are convertible into or exchangeable for our common stock or other securities, the relevant prospectus supplement will set forth the terms of conversion or exchange. Those terms will include whether conversion or exchange is mandatory, at the option of the holder or at our option, and the number of shares of common stock or other securities, or the method of determining the number of shares of common stock or other securities, to be received by the holder upon conversion or exchange. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.
Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
•
be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•
be deposited with the depositary or nominee or custodian; and

•
bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
•
the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•
an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or

•
any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:
•
entitled to have the debt securities registered in their names;

•
entitled to physical delivery of certificated debt securities; or

•
considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.
Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agents
Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.
We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:
•
10 business days prior to the date the money would be turned over to the applicable state; or

•
at the end of two years after such payment was due, will be repaid to us thereafter. The holder may look only to us for such payment.

No Protection in the Event of a Change of Control
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.
Covenants
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.
Consolidation, Merger and Sale of Assets
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any entity, unless:
•
the successor entity, if any, is a corporation, limited liability company, partnership, trust or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

•
the successor entity assumes our obligations on the debt securities and under the applicable indenture;

•
immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•
certain other conditions specified in the indenture are met.

Events of Default
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the following will be events of default for any series of debt securities under the indentures:
(1)
we fail to pay any interest on any debt security of that series when it becomes due and we subsequently fail to pay such interest for 30 days;

(2)
we fail to pay principal of or any premium on any debt security of that series when due;

(3)
we fail to deposit any sinking fund payment when due;

(4)
we fail to perform any other covenant in the applicable indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)
certain events including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.
The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.
Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.
If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable without any declaration or other action on the part of the trustee or any holder. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”
After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.
Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:
(1)
the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)
the holders of at least 25%, with respect to senior debt securities, and a majority, with respect to subordinated debt securities, in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in clauses (1) through (3) above.
We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.
Modification and Waiver
Unless we indicate otherwise in a prospectus supplement, we and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.
We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:
•
providing for our successor to assume the covenants under the indenture;

•
adding covenants or events of default;

•
making certain changes to facilitate the issuance of the securities;

•
securing the securities, including provisions relating to the release or substitution of collateral;

•
providing for guaranties of, or additional obligors on, the securities;

•
providing for a successor trustee or additional trustees;

•
curing any ambiguities or inconsistencies;

•
permitting or facilitating the defeasance and discharge of the securities; and

•
other changes specified in the indenture.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:
•
change the stated maturity of any debt security;

•
reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•
reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•
change the place of payment or the currency in which any debt security is payable;

•
impair the right to enforce any payment after the stated maturity or redemption date;

•
if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•
adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•
change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance
We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.
Each indenture contains a provision that permits us to elect either or both of the following:
(1)
We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

(2)
We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.
“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:
•
direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof;

•
obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof; or

•
any depository receipt issued by a bank as custodian with respect to any obligation specified in the first two bullet points and held by such bank for the account of the holder of such deposit any receipt, or with respect to any such obligation which is so specified and held.

Notices
Notices to holders will be given by mail to the addresses of the holders in the security register.
Governing Law
The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.
No Personal Liability of Directors, Officers, Employees and Shareholders
No incorporator, shareholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.
Regarding the Trustee
The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.
The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.
The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.
Subordinated Debt Securities
The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.
The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, of all senior debt, including any senior debt securities, in cash or other payment satisfactory to the holders of senior debt.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.
In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.
In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.
We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.
Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:
•
a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•
a nonpayment default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

We may and shall resume payments on the subordinated debt securities:
•
in case of a payment default, when the default is cured or waived or ceases to exist; and

•
in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may start on the basis of a nonpayment default unless at least 365 days have elapsed from the initial effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.
As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.
The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under “Satisfaction and Discharge; Defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.
If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.
Senior debt securities will constitute senior debt under the subordinated indenture.
Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.
Definitions
“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.
“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:
•
our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•
all of our obligations for borrowed money;

•
all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•
our obligations:

•
as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

•
as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•
all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•
all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

•
all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•
all obligations of the type referred to in the above clauses of another person and all dividends of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•
renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, and all fees and other amounts payable in connection with, our indebtedness. Senior debt shall not include:
•
any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•
debt to any of our subsidiaries.

“Subsidiary” means an entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests to us which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock or debt securities and be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:
•
the offering price and aggregate number of warrants offered;

•
the currency for which the warrants may be purchased;

•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such securities or each principal amount of such security;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•
the terms of any rights to redeem or call the warrants;

•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the date on which the right to exercise the warrants will commence and expire;

•
the manner in which the warrant agreements and warrants may be modified;

•
a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

•
the terms of the securities issuable upon exercise of the warrants; and

•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any offering of subscription rights will include specific terms relating to the offering, including:
•
the price, if any, for the subscription rights;

•
the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

•
the number of subscription rights to be offered to each shareholder;

•
the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

•
the extent to which the subscription rights are transferable;

•
any other terms of the subscription rights, including the procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the dates on which the right to exercise the subscription rights shall commence and expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement that we may enter into in connection with the offering of subscription rights.

The preceding summary of the terms of the subscription rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the subscription rights being offered, as well as any applicable subscription rights certificate and the terms of the securities to which the subscription rights relate. Therefore, you should carefully consider the actual provisions of the subscription right, and subscription agreement and the applicable securities.

DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
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the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions (or in any combination) at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to the prevailing market price; or

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negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:
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the public offering price;

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the names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them, if any;

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any delayed delivery arrangements;

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the proceeds from the sale of securities to us and the use of proceeds from the sale of the securities;

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any underwriting discounts, concessions, commissions, agency fees or other compensation payable to underwriters, dealers or agents;

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any discounts or concessions allowed or re-allowed or repaid to dealers;

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estimated offering expenses; and

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the securities exchanges on which the securities will be listed, if any.

We may grant underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those securities.
Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on Nasdaq, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.
We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.
Sales Through Underwriters, Dealers or Agents; Direct Sales
If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price for the securities and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.
If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment or to sell our securities on a continuing basis. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.
If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved.
We are not making an offer of securities in any state that does not permit such an offer. If we sell securities through dealers or agents, or directly, the terms of any such sales will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.
Market Making, Stabilization and Other Transactions
Each issue of a new series of securities, other than issuances of our common stock, will not have an established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on Nasdaq. We can provide no assurance as to whether any of our securities will have a liquid trading market.
In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement and in accordance with applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or delaying a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or delaying a decline in the market price of our securities. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.
Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.
Derivative Transactions and Hedging
We, the underwriters or other agents engaged by us may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic Auctions
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system, which we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be a customer of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.
The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.
Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available. We are not making an offer of securities in any state that does not permit such an offer.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Covington & Burling LLP, Washington, D.C. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS SUPPLEMENT
Up to $50,000,000 of Common Stock
115,705 Shares of Common Stock as Commitment Shares
September 24, 2024